Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $__________	Issue Date: December __, 2010

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, INTELLECT NEUROSCIENCES, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to the order of __________ (the “Holder”), without demand, the sum of ___________________ Dollars ($_________) (“Principal Amount”), with interest accruing thereon, on December __, 2013 (the “Maturity Date”), if not sooner paid.

This Note has been issued by the Borrower to the Holder simultaneously with the Borrower’s issuing to another holder (the “Other Holder”) a convertible promissory note (the “Other Note”), dated of even date herewith substantially identical to this Note except for the principal amount of the Other Note. The following terms shall apply to this Note:

ARTICLE I
GENERAL PROVISIONS

1.1           Interest Rate.  Interest payable on this Note shall accrue at the annual rate of fourteen percent (14%) from the Issue Date through the Maturity Date.  Interest shall be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

1.2           Payment Grace Period.  The Borrower shall not have any grace period to pay any monetary amounts due under this Note.  After the Maturity Date and during the pendency of an Event of Default (as described in Article III), a default interest rate of eighteen percent (18%) per annum shall be in effect.

1.3           Conversion Privileges.  The Conversion Rights set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.4           Presentment.  The Holder may, at any time, present this Note or any sum payable hereunder to the Borrower in satisfaction of any sum due or payable by the Holder to Borrower for any reason whatsoever including but not limited to the payment for securities subscriptions.

ARTICLE II
CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock, $0.001 par value per share (“Common Stock”) as set forth below.

2.1.          Conversion into the Borrower's Common Stock.

(a)          The Holder shall have the right from and after the Issue Date and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and any accrued and unpaid interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”), into fully paid and non-assessable shares of Common Stock as such stock exists on the Issue Date, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified (“Conversion Shares”), at the conversion price as defined in Section 2.1(b) below.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.  Holder will give notice of its decision to exercise its right to convert its Note, interest, or part thereof by telecopying or otherwise delivering a completed Notice of Conversion to the Borrower via confirmed telecopier transmission or otherwise pursuant to Section 5.2 of this Note.  Holder will not be required to surrender the Note until the Note has been fully converted or satisfied.  In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Holder.  A Note representing the balance of the Note not so converted will be provided by the Borrower to Holder if requested by Holder, provided Holder delivers the original Note to the Borrower.

(b)          Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) per share shall be $.0025.

(c)          The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), or (D) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental  Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.           Share Issuance.  So long as this Note is outstanding, if the Borrower shall issue any Common Stock, prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock

(d)          Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly but not later than the third day after the effectiveness of the adjustment, mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e)          For so long as this Note is outstanding, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 100% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof.  Upon the conversion of this Note or part thereof, the Borrower shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Borrower's transfer agent shall issue stock certificates in the name of a Holder (or its permitted nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Borrower warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Borrower's Common Stock and that the certificates representing such shares shall contain no legend other than a customary Securities Act of 1933 legend, if applicable.  If and when the Holder sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Holder or its agent confirms in writing to the transfer agent that Holder has complied with the prospectus delivery requirements, the Borrower will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable.  In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Borrower will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely if such sale is pursuant to Rule 144(b)(1)(i) promulgated under the 1933 Act, provided that Holder delivers reasonably requested representations in support of such opinion.

ARTICLE III
PREPAYMENT

3.1.           Redemption.  This Note may not be prepaid, redeemed or called without the consent of the Holder.

ARTICLE IV
EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

4.1           Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

4.2           Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Holder.

4.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Issue Date.

4.4           Liquidation.  Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business taken as a whole.

4.5           Cessation of Operations.  Any cessation of operations by Borrower.

4.6           Maintenance of Assets.  The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

4.7           Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.8           Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $250,000, unless stayed vacated or satisfied within thirty (30) days.

4.9           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower.

4.10           Delisting.  Delisting of the Common Stock from the OTC Bulletin Board (the “Principal Market”); failure to comply with the requirements for continued listing on a Principal Market for a period of five (5) consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

4.11           Non-Payment.  A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount; provided, however, that the continuation of a default that first occurred prior to the Issue Date shall not constitute an Event of Default under this Note.

4.12           Stop Trade.  A Securities and Exchange Commission (“SEC”) or judicial stop trade order or Principal Market trading suspension that lasts for five or more consecutive trading days.

4.13           Failure to Deliver Common Stock or Replacement Note.  Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note or, if required, a replacement Note.

4.14           Reservation Default.  Failure by the Borrower to have reserved for issuance upon conversion of this Note sufficient shares as required by Section 2.1(e) of this note.

ARTICLE V
MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: Intellect Neurosciences, Inc., 45West 36th Street New York, NY 10018, Attn: Elliot Maza, CEO, facsimile: (212) 448-9600; and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note, with a copy by fax only to Andrew J. Levinson, 92 Remsen Street, Suite 4, Brooklyn, New York 11201, facsimile: (646) 390-6307.

5.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Holder is permitted to assign this Note at it sole discretion.  The Borrower may not assign its obligations under this Note.

5.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8           Non-Business Days.  Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.9           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the __  day of December, 2010.

INTELLECT NEUROSCIENCES, INC.

By:	Elliot Maza
Name: Elliot Maza
Title: President and CFO

Exhibit A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by INTELLECT NEUROSCIENCES, INC. on December ___, 2010 into Shares of Common Stock of INTELLECT NEUROSCIENCES, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address: